UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 12, 2019
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2019, the Board of Directors of UnitedHealth Group Incorporated (“UnitedHealth Group” or the “Company”) elected John H. Noseworthy, M.D. to serve as an independent director effective immediately. Dr. Noseworthy has not yet been appointed to any committees of the Board of Directors.

Dr. Noseworthy is the former Chief Executive Officer and President of Mayo Clinic, the world renowned, non-profit healthcare organization. He retired at the end of 2018 after a 28 year career at Mayo Clinic, recognized by U.S. News and World Report as best in its honor roll of America’s top providers of care for patients with serious and complex health conditions. Mayo Clinic cares for patients from every state and 143 countries worldwide. Dr. Noseworthy has served in various capacities at Mayo Clinic since 1990, including chairman of its internal Board of Governors, member of the Board of Trustees, Professor of Neurology at Mayo Clinic College of Medicine & Science, chair of Mayo’s Department of Neurology, medical director of the Department of Development, and Vice Chair of the Mayo Clinic Rochester Executive Board. Dr. Noseworthy also served as editor-in-chief of Neurology, the official journal of the American Academy of Neurology, from 2007 to 2009. Dr. Noseworthy was a Health Governor of the World Economic Forum from 2012 to 2018 and currently serves as a director of Merck & Co.

Dr. Noseworthy will receive compensation for his services as a director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Dr. Noseworthy, which requires the Company to indemnify him against certain liabilities that may arise as a result of his status or service as a director. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2015.

There are no arrangements or understandings between Dr. Noseworthy and any other person pursuant to which Dr. Noseworthy was appointed to serve on the Board of Directors. Dr. Noseworthy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release issued by UnitedHealth Group Incorporated dated February 13, 2019

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 19, 2019

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Dannette L. Smith
Dannette L. Smith
Secretary to the Board of Directors

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by UnitedHealth Group Incorporated dated February 13, 2019